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                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 26, 2002
                                                         -----------------


                                HLM DESIGN, INC.
                                ----------------
               (Exact name of Registrant as Specified in Charter)


          Delaware                   001-14137                   56-2018819
          --------                   ---------                   ----------
(State or Other Jurisdiction        (Commission                 (IRS Employer
     of Incorporation)              File Number)             Identification No.)


121 West Trade Street
Suite 2950
Charlotte, North Carolina                                                  28202
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(Address of Principal Executive Offices)                              (Zip Code)


       Registrant's telephone number, including area code: (704) 358-0779
                                                           --------------


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          (Former Name or Former Address, if Changed Since Last Report)

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                  ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On February 26, 2002, HLM Design, Inc. (the "Company") purchased all of the issued and outstanding common stock of HLM Design Ltd. ("HLM Ltd.") (previously not affiliated with the Company) for $3.0 million in cash, subordinated promissory notes bearing interest at 7 percent in the aggregate amount of $3.6 million (the "Notes") and 400,000 shares of common stock of the Company pursuant to Stock Purchase Agreement dated February 22, 2002 (the "Agreement").

The Agreement provides for, among other things, the delivery to HLM Ltd.'s former stockholders of 25% of the shares of the common stock on each of February 26, 2003, February 26, 2004, February 26, 2005 and February 26, 2006.

Notes totaling $3.1 million provide for payment of 42.2% of the principal amount on each of February 26, 2003 and February 26, 2004 and 7.8% of the principal amount on February 26, 2005 and February 26, 2006. A note for $0.2 million provide for six-month installments beginning August 26, 2002 with final payment on February 26, 2006. A note for $0.3 million provides for payment on August 26, 2002. All promissory payment terms will be made provided there exists sufficient cash flow in HLM Ltd. as defined in the notes.

The Company and HLM Ltd. will enter into a Management and Services Agreement, whereby the Company will manage all aspects of HLM Ltd. other than the provision of professional architecture and engineering services.

The cash portion of the purchase price has been financed primarily by a Term Loan of 2,000,000GBP between G.A. Design International (Holdings), Ltd., wholly owned subsidiary of the Company, and Bank of Scotland dated as of February 15, 2002.

     For additional information concerning the transaction, reference is made to the Agreement, the Term Loan and to the press release issued on February 26, 2002, which are attached hereto as exhibits.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. The financial statements of HLM Design Ltd. are not available at this time but will be filed by the Company as an amendment to this Form 8-K as soon as available but in any event no later than May 12, 2002.

     (B) PRO FORMA FINANCIAL INFORMATION. The pro forma financial information is not available at this time but will be filed by the Company as an amendment to this Form 8-K as soon as it is available but in any event no later than May 12, 2002.

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C.  EXHIBITS.

Exhibit No.    Description
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2.1            Stock Purchase Agreement dated as of  December 18, 2001 among C D
               Liddle and others, G. A. Design International (Holdings) Ltd, HLM
               Architects Limited and HLM Design, Inc.

2.2 Supplemental Agreement to the Stock Purchase Agreement among C D Liddle and others, G. A. Design International (Holdings) Ltd, HLM Architects Limited and HLM Design, Inc. dated as of February 22, 2002

4.1 Put and Call Options Agreement between HLM Design, Inc. and Nicholas John Beecroft dated as of December 18, 2001

4.2 Put and Call Options Agreement between HLM Design, Inc. and Caroline Julia Buckingham dated as of December 18, 2001

4.3 Put and Call Options Agreement between HLM Design, Inc. and David Muir Cafferty dated as of December 18, 2001

4.4 Put and Call Options Agreement between HLM Design, Inc. and John Russell Ferguson dated as of December 18, 2001

4.5 Put and Call Options Agreement between HLM Design, Inc. and Roderick Charles Fraser dated as of December 18, 2001

4.6 Put and Call Options Agreement between HLM Design, Inc. and Christopher Dunbar Liddle dated as of December 18, 2001

4.7 Put and Call Options Agreement between HLM Design, Inc. and Karen Susan Mosley dated as of December 18, 2001

4.8 Put and Call Options Agreement between HLM Design, Inc. and Richard Peter Ian Parsons dated as of December 18, 2001

4.9 Put and Call Options Agreement between HLM Design, Inc. and Leslie Hunter Welch dated as of December 18, 2001

4.10 Facility Letter between Bank of Scotland and G.A. Design International Holdings, Ltd dated as of February 15, 2002

4.11 Inter Creditor Deed dated February 15, 2002 among Bank of Scotland and the Subordinated Creditors and G A Design International (Holdings) Limited

99.1           Press Release dated February 26, 2002

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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     HLM DESIGN, INC.

Date:  March 13, 2002                     By: /s/ Vernon B. Brannon
                                              ---------------------
                                          Senior Vice President, Chief Financial
                                          Officer, Chief Operating Officer
                                          And Director

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